                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                            -------------------------

                                   FORM 8-K/A

                            -------------------------

                                 CURRENT REPORT

                                 AMENDMENT NO. 1



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JANUARY 3, 2000





                          LONE STAR TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)




            DELAWARE                   1-12881                75-2085454
(State or other jurisdiction of      (Commission          (I.R.S. Employer
 incorporation or organization)      File Number)         Identification No.)




      15660 NORTH DALLAS PARKWAY,
       SUITE 500, DALLAS, TEXAS                                  75248
(Address of principal executive offices)                       (Zip Code)



       Registrant's Telephone Number, including area code: (972) 386-3981


                                 NOT APPLICABLE
           (Former name, former address and former fiscal year, if
                          changed since last report)

                                AMENDMENT NO. 1

Amend Item 7. FINANCIAL STATEMENTS AND EXHIBITS by deleting such item in its entirety and substituting therefor the following:

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  -        Report of Independent Public Accountants
                  -        Consolidated Balance Sheet as of December 31, 1998
                  - Consolidated Statement of Income for the Year Ended December 31, 1998
                  - Consolidated Statement of Partners' Capital for the Year Ended December 31, 1998
                  - Consolidated Statement of Cash Flows for the Year Ended December 31, 1998
                  -        Notes to Consolidated Financial Statements
                  - Unaudited Condensed Consolidated Balance Sheet as of September 30, 1999
                  - Unaudited Condensed Consolidated Statements of Income for the Nine Months Ended September 30, 1999 and 1998
                  - Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998
                  -        Notes to Unaudited Condensed Consolidated Financial
                           Statements

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  -        Unaudited Pro Forma Balance Sheet at September 30,
                           1999
                  -        Notes to Unaudited Pro Forma Balance Sheet
                  - Unaudited Pro Forma Income Statement for the Nine Months ended September 30, 1999
                  - Unaudited Pro Forma Income Statement for the Twelve Months ended December 31, 1998
                  -        Notes to Unaudited Pro Forma Statements of Operations

         (c)      EXHIBITS.

                  2.1* Asset Purchase Agreement dated as of November 16, 1999 by and among Lone Star Technologies, Inc., Fintube Technologies, Inc. and Fintube Limited Partnership.

                  2.2* First Amendment to Asset Purchase Agreement dated as of January 1, 2000 by and among Lone Star Technologies, Inc., Fintube Technologies, Inc. and Fintube Limited Partnership.

                  99.1*    Press release dated January 3, 1999.

----------
* Previously filed as an exhibit to the Form 8-K on January 18, 2000.

                          INDEX TO FINANCIAL STATEMENTS


DESCRIPTION                                                                                               PAGE
-----------                                                                                               ----
FINTUBE LIMITED PARTNERSHIP:

Report of Independent Public Accountants                                                                   F-2

Consolidated Balance Sheet as of December 31, 1998                                                         F-3

Consolidated Statement of Income for the Year Ended December 31, 1998                                      F-4

Consolidated Statement of Partners' Capital for the Year Ended December 31, 1998                           F-5

Consolidated Statement of Cash Flows for the Year Ended December 31, 1998                                  F-6

Notes to Consolidated Financial Statements                                                                 F-7

Unaudited Condensed Consolidated Balance Sheet as of September 30, 1999                                    F-12

Unaudited Condensed Consolidated Statements of Income for the Nine
   Months Ended September 30, 1999 and 1998                                                                F-13

Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months
   Ended September 30, 1 and 1998                                                                          F-14

Notes to Unaudited Condensed Consolidated Financial Statements                                             F-15

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                                                                           PAGE
                                                                                                           ----
LONE STAR TECHNOLOGIES, INC.:

Introduction to Pro Forma Financial Information                                                            F-17

Unaudited Pro Forma Balance Sheet at September 30, 1999                                                    F-18

Notes to Unaudited Pro Forma Balance Sheet                                                                 F-19

Unaudited Pro Forma Income Statement for the Nine Months ended September 30, 1999                          F-21

Unaudited Pro Forma Income Statement for the Twelve Months ended December 31, 1998                         F-22

Notes to Unaudited Pro Forma Statements of Operations                                                      F-23

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Fintube Limited Partnership:


We have audited the accompanying consolidated balance sheet of Fintube Limited Partnership (a Delaware Limited Partnership) and subsidiaries as of December 31, 1998, and the related consolidated statement of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fintube Limited Partnership and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                   ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
 January 27, 1999

                           FINTUBE LIMITED PARTNERSHIP


                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998


                                     ASSETS



CURRENT ASSETS:
   Cash                                                                                              $      628,000
   Accounts receivable, net of allowance for doubtful accounts of $152,461                               10,903,157
   Inventories                                                                                            8,585,322
   Prepaid expenses                                                                                          74,986
                                                                                                     --------------
       Total current assets                                                                              20,191,465
                                                                                                     --------------

PROPERTY, PLANT AND EQUIPMENT                                                                            36,959,749
         Less - accumulated depreciation                                                                 15,615,646
                                                                                                     --------------
                                                                                                         21,344,103
                                                                                                     --------------
OTHER ASSETS                                                                                                281,054
                                                                                                     --------------
                                                                                                     $   41,816,622
                                                                                                     ==============



                        LIABILITIES AND PARTNERS' CAPITAL



CURRENT LIABILITIES:
   Accounts payable                                                                                  $    2,945,979
   Accrued liabilities                                                                                      257,722
   Accrued payroll and employee benefits                                                                  1,045,799
   Other accrued liabilities                                                                                817,366
                                                                                                     --------------
       Total current liabilities                                                                          5,066,866
                                                                                                     --------------
LONG-TERM DEBT                                                                                           18,225,853
                                                                                                     --------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                                                                        20,592,124
       Less - notes receivable for purchase of Partnership interest                                      (2,068,221)
                                                                                                     --------------

NET PARTNERS' CAPITAL                                                                                    18,523,903
                                                                                                     --------------
                                                                                                     $   41,816,622
                                                                                                     ==============

                     The accompanying notes are an integral
                    part of this consolidated balance sheet.

                           FINTUBE LIMITED PARTNERSHIP


                        CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998


REVENUES                                                                                             $   61,215,649

COST OF SALES                                                                                            45,621,021
                                                                                                     --------------

         Gross profit                                                                                    15,594,628

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                              9,800,521
                                                                                                     --------------

         Operating income                                                                                 5,794,107

INTEREST EXPENSE                                                                                          1,474,601

GAIN ON DISPOSAL OF FIRE DAMAGED ASSETS                                                                   1,743,270

OTHER INCOME                                                                                                835,865
                                                                                                     --------------

INCOME BEFORE TAX PROVISION                                                                               6,898,641

TAX PROVISION                                                                                               115,267
                                                                                                     --------------

NET INCOME                                                                                           $    6,783,374
                                                                                                     ==============

                     The accompanying notes are an integral
                      part of this consolidated statement.

                           FINTUBE LIMITED PARTNERSHIP


                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                      FOR THE YEAR ENDED DECEMBER 31, 1998


PARTNERS' CAPITAL, January 1, 1998                                                  $ 15,287,682

COMPREHENSIVE INCOME:
  Net income for the year ended December 31, 1998                 6,783,374
  Foreign translation adjustment                                    (83,715)
                                                               ------------

TOTAL COMPREHENSIVE INCOME                                                             6,699,659

DISTRIBUTIONS TO PARTNERS                                                             (1,395,217)
                                                                                    ------------

PARTNERS' CAPITAL, December 31, 1998                                                $ 20,592,124
                                                                                    ============

                     The accompanying notes are an integral
                      part of this consolidated statement.

                           FINTUBE LIMITED PARTNERSHIP


                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                       $  6,783,374
  Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation                                                                                    2,492,897
      Amortization                                                                                      292,327
      Gain on disposition of fire damaged assets                                                     (1,743,270)
      Expenses reimbursed from fire                                                                    (397,759)
      Gain on disposal of assets                                                                         (5,154)
      Change in assets and liabilities-
        Decrease in accounts receivable                                                               1,215,983
        Decrease in inventories                                                                         474,420
        Decrease in prepaid expenses                                                                    617,019
        Increase in other assets                                                                       (169,899)
        Increase in accounts payable                                                                    254,829
        Decrease in accrued liabilities                                                              (2,409,870)
                                                                                                   ------------
             Net cash provided by operating activities                                                7,404,897
                                                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                               (5,838,638)
  Proceeds from insurance company                                                                     2,891,296
                                                                                                   ------------
             Net cash used in investing activities                                                   (2,947,342)
                                                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                                       26,862,985
  Repayment of long-term debt                                                                       (29,913,000)
  Distributions to partners                                                                          (1,395,217)
                                                                                                   ------------
             Net cash used in financing activities                                                   (4,445,232)
                                                                                                   ------------

NET INCREASE IN CASH                                                                                     12,323
CASH AT BEGINNING OF YEAR                                                                               615,677
                                                                                                   ------------
CASH AT END OF YEAR                                                                                $    628,000
                                                                                                   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the year for interest                                                         $  1,474,601
                                                                                                   ============

                     The accompanying notes are an integral
                      part of this consolidated statement.

                           FINTUBE LIMITED PARTNERSHIP


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


1.  OPERATIONS AND ORGANIZATION:

FORMATION

Fintube Limited Partnership (the Partnership) is a limited partnership organized on July 19, 1991, under the Delaware Revised Uniform Limited Partnership Act. The Partnership's wholly-owned subsidiaries include TEKtube, Kentube Engineered Products and Aletas y Birlos, S.A. de C.V., a Mexican entity. The General Partner is Division Fintube Corporation (DFC), an Oklahoma corporation. DFC is also the Class B Limited Partner. In addition, the Partnership owns 99% of Fintube Properties, LLC.

The Partnership has operations in Oklahoma, Mexico and Canada. Primary operations include the application of fins and studs to tubes and the manufacturing of heat economizers and retromizers. The manufacturing operations are internally supported by a steel coil slitting division and a tube mill. Principal markets are throughout the U.S., Asia and South America. In 1998, significant sales of manufacturing equipment were made and the Partnership expects to make similar sales in future years.

SHARING RATIOS

Under the Limited Partnership Agreement, net income and net loss are allocated as follows:

        1) For each fiscal year in which the Partnership has net income, a preferred return will first be made to the Class B Limited Partner in an amount equal to the interest rate applicable to the revolving line of credit multiplied by the average daily Class B Limited Partner capital account. The remaining net income will be allocated to the General Partner and the Class A Limited Partners on a pro-rata basis based on their respective capital accounts.

        2) For each fiscal year in which the Partnership has a net loss, it will be allocated to the General Partner and the Class A Limited Partners on a pro-rata basis based on their respective capital accounts. In no event shall the allocation of a net loss create or increase a negative capital account for any Limited Partner.

DISTRIBUTION PREFERENCE

The Class B Limited Partner has a preferred distribution right of $1,800,000 at December 31, 1998.

2.  SIGNIFICANT ACCOUNTING POLICIES:

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market and consisted of the following at December 31, 1998:


Raw materials                                                                         $5,853,752
Work in process                                                                        1,586,032
Finished goods                                                                         1,145,538
                                                                                      ----------
                                                                                      $8,585,322
                                                                                      ==========

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and are depreciated on either a straight-line or accelerated basis over the estimated useful lives (5-20 years) of the assets. Maintenance, repairs and betterments, including replacement of minor items of physical properties are charged to expense. Major additions to physical properties are capitalized. The cost of the assets retired or sold is credited to the asset accounts and the related accumulated depreciation is charged to the accumulated depreciation accounts. The gain or loss from sale or retirement of property, if any, is included in the consolidated statement of income. Property, plant and equipment consisted of the following at December 31, 1998:


Land and land improvements                                                          $ 1,222,274
Buildings                                                                             7,944,286
Machinery and equipment                                                              22,548,827
Furniture and fixtures                                                                2,633,760
Construction in progress                                                              2,610,602
                                                                                    -----------
                                                                                    $36,959,749
                                                                                    ===========

REVENUE RECOGNITION

The Partnership recognizes revenue upon shipment.

WARRANTY

The Partnership maintains a reserve for potential warranty claims based on known conditions. The warranty period on all products is 1 to 2 years based on the product line and is limited to the replacement cost of the product.

ROYALTIES

The Partnership has four royalty agreements under which income is received based on a percentage of the net selling price, as defined in the agreements, of products manufactured under the agreements.

INCOME TAXES

The Partnership is not a taxable entity for federal and state income tax purposes. As a partnership, the taxable income of the Partnership is included in the taxable income of its partners. During 1998, taxes of $115,267 were paid by the Partnership on behalf of its Mexican subsidiary, Aletas y Birlos, S.A. de C.V.

CONSOLIDATION

All significant intercompany accounts and transactions between the Partnership and its subsidiaries have been eliminated.

FOREIGN CURRENCY TRANSLATION

Foreign currency transactions and financial statements are translated in accordance with Statement of Financial Accounting Standards No. 52. Assets and liabilities are translated to U.S. dollars at the current exchange rate. Income and expense accounts are translated using the weighted average exchange rate for the period. Adjustments arising from translation of foreign financial statements are reflected in a cumulative translation adjustment account in the partners' capital section of the consolidated balance sheets. Transaction gains and losses are included in net income.

COMPREHENSIVE INCOME

During 1998, the Partnership adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires reporting of all nonowner changes in equity in a financial statement of the period for which they are recognized. The Partnership has chosen to disclose Comprehensive Income, which consists of the foreign translation adjustment, in the Consolidated Statement of Partners' Capital.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INVOLUNTARY CONVERSION OF NONMONETARY ASSETS:

On January 27, 1998, the Partnership suffered a structural fire at one of its manufacturing facilities. The fire caused approximately $3,200,000 in damage to property, plant, equipment and inventory. Proceeds received from the insurance carrier resulted in a gain of approximately $1.7 million being included in the Consolidated Statement of Income. In addition, the fire and subsequent building and equipment repairs affected production capacity, resulting in an operating variance for 1998.

4.  LONG-TERM DEBT:

Long-term debt consisted of the following at December 31, 1998:


       Revolving line of credit, interest payable monthly at Corporate Base Rate minus .75%
       (7.0% at December 31, 1998).                                                                  $    7,099,383

       Bank term loan, payable in varying annual amounts, interest at Corporate Base Rate
       minus .75% (7.0% at December 31, 1998).                                                            9,500,000

       Industrial revenue bond, monthly payments of $22,500 plus interest at 82%
       of Wall Street Journal prime (6.36% at December 31, 1998), maturing in
       April 2006.
                                                                                                          1,626,470
                                                                                                     --------------

                                                                                                     $   18,225,853
                                                                                                     ==============

The revolving line of credit agreement extends through June 2000 and provides for maximum borrowings of $15,000,000 less any letters of credit outstanding under a letter of credit facility ($1,591,329 outstanding at December 31, 1998). The bank term loan agreement is payable in varying annual amounts through July 2003, with remaining principal and interest due August 30, 2003. The Partnership plans to use its borrowing availability under the revolving line of credit to fund the monthly installments due in 1999 on the term loan agreement and the industrial revenue bond. The line of credit, the term loan and the industrial revenue bond are collateralized by substantially all assets of the Partnership. The agreements contain certain covenants with which the Partnership was in compliance at December 31, 1998.

Aggregate maturities of long-term debt at December 31, 1998 are:


    1999                                                 $        -
    2000                                                       9,036,050
    2001                                                       2,436,667
    2002                                                       2,770,000
    2003                                                       1,936,666
    Thereafter                                                 2,046,470
                                                         ---------------
                                                         $    18,225,853
                                                         ===============


5.  COMMITMENTS AND CONTINGENCIES:

PARTNERS' INCOME TAX PAYMENTS

The Partnership Agreement provides for quarterly distributions on or before January 10, April 10, June 10 and September 10 to all partners in an amount sufficient to pay all federal, state and local income tax liabilities resulting from allocation of income.

On January 10, 1999, the Partnership paid a distribution of approximately $564,000 to its partners.

ROLLUP TRANSACTION

The Class A Limited Partners have the option to initiate a tax-free rollup transaction in which all partners would exchange their partnership interest for an equivalent equity interest in a new corporation.

CLAIMS AND LITIGATION

The Partnership is involved in certain claims and pending litigation arising from the normal conduct of business. Based on the present knowledge of the facts, management believes the resolution of claims and pending litigation will not have a material adverse effect on the Partnership's consolidated financial statements.

6.  MANAGEMENT INVESTMENT IN PARTNERSHIP:

Certain key management personnel have purchased interests in the Partnership under the provisions of a Management Equity Participation Plan. Purchases prior to 1997 were financed through notes payable to the Partnership due in 2000 with interest payable annually at the lesser of a bank's prime rate or ten percent. Effective January 1, 1997, two notes totaling $350,000 were issued for Partnership interests. The new notes payable to the Partnership are due in 2006 with interest payable at the lesser of a bank's prime rate or ten percent. The notes are deducted from the partnership capital in the consolidated balance sheets. Notes payable to the Partnership at December 31, 1998, totaled $2,068,221. The

Partnership applies variable accounting to the plan, however, compensation expense for the year ended December 31, 1998 was $0.

Throughout the term of the notes, the Partnership is obligated to repurchase the interest of a participant in the event of death, termination or withdrawal at a price based on the participant's purchase price or the valuation formula provided in the agreement with the participant.

7.  RETIREMENT SAVINGS PLAN:

The Partnership sponsors a defined contribution benefit plan. The Partnership may, on a discretionary basis, make contributions to the plan. In 1998, Partnership contributions to the plan were approximately $165,000.

                           FINTUBE LIMITED PARTNERSHIP


                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999



                                     ASSETS


CURRENT ASSETS:
   Cash                                                                                               $      402,286
   Accounts receivable, net of allowance for doubtful accounts of $215,517                                15,805,842
   Inventories                                                                                             8,604,224
   Prepaid expenses                                                                                            6,203
                                                                                                      --------------
       Total current assets                                                                               24,818,555

   PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of
   $16,490,396                                                                                            22,197,295

OTHER ASSETS                                                                                               1,190,667
                                                                                                      --------------
                                                                                                      $   48,206,517
                                                                                                      ==============


                        LIABILITIES AND PARTNERS' CAPITAL



CURRENT LIABILITIES                                                                                   $    7,179,867

LONG-TERM DEBT                                                                                            17,746,112

PARTNERS' CAPITAL                                                                                         23,280,538
                                                                                                      --------------

                                                                                                      $   48,206,517
                                                                                                      ==============

               The accompanying notes are an integral part of this
                      condensed consolidated balance sheet.

                           FINTUBE LIMITED PARTNERSHIP


              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998



                                                                                      1999                 1998
                                                                                 -------------       --------------
   REVENUES                                                                      $  60,738,399       $   46,445,363

   COST OF TRADE SALES                                                              40,998,774           34,336,138
                                                                                 -------------       --------------

                Gross profit                                                        19,739,625           12,109,225

   SELLING, GENERAL AND ADMINISTRATIVE                                               8,880,290            7,599,083
                                                                                 -------------       --------------

                Operating income                                                    10,859,335            4,510,142

   INTEREST EXPENSE                                                                    917,676            1,124,405

   OTHER INCOME                                                                      1,767,649              704,665
                                                                                 -------------       --------------

   NET INCOME                                                                    $  11,709,308       $    4,090,402
                                                                                 =============       ==============




              The accompanying notes are an integral part of these
                       condensed consolidated statements.

                           FINTUBE LIMITED PARTNERSHIP


            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                                                                      1999                 1998
                                                                                 -------------       --------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                                     $  11,281,313       $    5,289,021
                                                                                 -------------       --------------

   CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                           (3,074,811)          (5,189,311)
     Proceeds from insurance company                                                     -                2,005,000
                                                                                 -------------       --------------
                      Net cash used in investing activities                         (3,074,811)          (3,184,311)
                                                                                 -------------       --------------

   CASH FLOWS FROM FINANCING ACTIVITIES:
     Net cash flow of debt                                                            (479,742)          (1,127,825)
     Distributions to partners                                                      (7,952,474)          (1,057,942)
                                                                                 -------------       --------------
                      Net cash used in financing activities                         (8,432,216)          (2,185,767)
                                                                                 -------------       --------------

   NET DECREASE IN CASH                                                               (225,714)             (81,057)

   CASH, at beginning of period                                                        628,000              615,677
                                                                                 -------------       --------------

   CASH, at end of period                                                        $     402,286       $      534,620
                                                                                 =============       ==============


              The accompanying notes are an integral part of these
                       condensed consolidated statements.

                           FINTUBE LIMITED PARTNERSHIP


         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999



1. BASIS OF REPORTING:

The condensed consolidated financial statements included in this report have been prepared by Fintube Limited Partnership without audit pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, these statements reflect all adjustments (consisting of normal recurring entries) which are, in the opinion of management, necessary for a fair presentation of the financial results for the interim periods presented. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Partnership's audited financial statements for the year ended December 31, 1998 included in this report.

2.  INVENTORIES:

Inventories are stated at the lower of cost (first-in, first-out) or market and consisted of the following at September 30, 1999:


   Raw materials                                               $ 3,085,146
   Work in process                                               5,069,238
   Finished goods                                                  449,840
                                                               -----------
                                                               $ 8,604,224
                                                               ===========

3.  FOOTNOTES INCORPORATED BY REFERENCE:

Certain footnotes are applicable to the financial statements, but would be substantially unchanged from the footnotes presented in the Partnership's December 31, 1998 audited financial statements included in this report, and are incorporated herein by reference as follows:

   NOTE                 DESCRIPTION
   ----                 -----------

    1.         Operations and Organization
    2.         Significant Accounting Policies
    3.         Involuntary Conversion of Nonmonetary Assets
    4.         Long-term Debt
    5.         Commitments and Contingencies
    6.         Management Investment in Partnership
    7.         Retirement Savings Plan

4.  MANAGEMENT INVESTMENT IN PARTNERSHIP:

The Partnership maintains a Management Equity Participation Plan and applies variable plan accounting for the plan. Compensation expense for the nine months ended September 30, 1999 and 1998 was $1,000,000 and $0, respectively.

5.  OTHER INCOME:

During August 1999, the Partnership received a non-refundable earnest money deposit of $1 million from a potential acquiror. The potential acquiror was not able to complete the acquisition and the Partnership recognized the deposit as other income in the nine months ended September 30, 1999.

6.  SUBSEQUENT EVENT:

In November 1999 Lone Star Technologies, Inc. and Fintube Limited Partnership executed an asset purchase agreement for the acquisition of substantially all of the assets of Fintube Limited Partnership and its subsidiaries. The purchase was effective January 1, 2000, for a base purchase price of $82 million plus a $2.5 million adjustment for working capital. Of the purchase price, $20 million was paid through the issuance of 760,237 shares of Lone Star common stock directly to the selling stockholders. Promissory notes receivable from the Management Equity Participation Plan of approximately $2 million were excluded from the transaction. The Partnership's bank debt ($17 million as of January 3, 2000), litigation and expenses incurred in conjunction with the sale of Fintube Limited Partnership's assets to Lone Star, among other things, were excluded from the transaction.

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the nine-month period ended September 30, 1999, and the year ended December 31, 1998 Financial Statements of Lone Star Technologies, Inc. ("Lone Star") and Fintube Limited Partnership ("Fintube"), which are included elsewhere in this Prospectus, and has been prepared to illustrate the effects of the transactions described below.

The following unaudited pro forma statements of operations for the nine months ended September 30, 1999, and the year ended December 31, 1998, give effect to the acquisition by Lone Star's subsidiaries of the assets of Fintube and its subsidiaries (the "Acquisition"), and the issuance of the Lone Star common stock, as if such transactions had occurred on January 1, 1999 and 1998, respectively. The pro forma unaudited balance sheet as of September 30, 1999, has been prepared as if the Acquisition of Fintube had occurred on that date.

The Acquisition of Fintube will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisition (approximately $85 million) have been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon an audit of the working capital adjustment, a review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

The Pro Forma Financial Information is based on the historical financial statements of Lone Star and Fintube and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what Lone Star's results of operations actually would have been if the Acquisition had occurred as of the date indicated or what results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Lone Star believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                          LONE STAR TECHNOLOGIES, INC.


                        UNAUDITED PRO FORMA BALANCE SHEET

                               SEPTEMBER 30, 1999


                                                                                                                        Lone Star
                                                             Lone Star                              Pro Forma          Technologies
                                                           Technologies          Fintube           Adjustments           Pro Forma
                                                           ------------        ------------        ------------        ------------
                        ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                              $ 17,000,000        $    402,286        $       -           $ 17,402,286
    Short-term investments                                    1,200,000                -                   -              1,200,000
    Accounts receivable, net                                 56,700,000          15,805,842                -             72,505,842
    Inventories                                              82,600,000           8,604,224                -             91,204,224
    Prepaid expenses                                               -                  6,203                -                  6,203
    Other current assets                                      3,600,000                -                   -              3,600,000
                                                           ------------        ------------        ------------        ------------

              Total current assets                          161,100,000          24,818,555                -            185,918,555

MARKETABLE SECURITIES                                        15,400,000                -                   -             15,400,000

PROPERTY, PLANT, AND EQUIPMENT, net                         150,500,000          22,197,295          (3,440,976)(a)     169,256,319

GOODWILL AND OTHER INTANGIBLES                                     -                   -             48,869,082 (a)      48,869,082

OTHER ASSETS                                                 15,600,000           1,190,667            (640,667)(a)(c)   16,150,000
                                                           ------------        ------------        ------------        ------------

              Total assets                                 $342,600,000        $ 48,206,517        $ 44,787,439        $435,593,956
                                                           ============        ============        ============        ============

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                      $  2,000,000        $       -           $  6,000,000 (d)    $  8,000,000
    Accounts payable                                         47,400,000           3,050,259                -             50,450,259
    Accrued liabilities                                      20,300,000           4,129,608                -             24,429,608
                                                           ------------        ------------        ------------        ------------

              Total current liabilities                      69,700,000           7,179,867           6,000,000          82,879,867

LONG-TERM DEBT, net                                           7,500,000          15,175,907          17,824,093 (d)       40,500,000

REVOLVING CREDIT FACILITY                                    25,800,000           2,570,205          24,243,884 (d)       52,614,089

OTHER NONCURRENT LIABILITIES                                 59,200,000                -                   -             59,200,000
                                                           ------------        ------------        ------------        ------------

              Total liabilities                             162,200,000          24,925,979          48,067,977         235,193,956

STOCKHOLDERS' EQUITY                                        180,400,000          23,280,538          (3,280,538)(b)     200,400,000
                                                           ------------        ------------        ------------        ------------

              Total liabilities and stockholders' equity   $342,600,000        $ 48,206,517        $ 44,787,439        $435,593,956
                                                           ============        ============        ============        ============

     The accompanying notes are an integral part of this unaudited pro forma balance sheet.

                          LONE STAR TECHNOLOGIES, INC.


                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET


a) Reflects the preliminary allocation of the purchase price for the Acquisition. The Acquisition will be accounted for using the purchase method of accounting. Lone Star has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined; however, that allocation is not expected to differ materially from the preliminary allocation.

    The preliminary pro forma allocation of the purchase price is as follows:


         Purchase price for net assets of Fintube                                    $85,264,089
              Less- Net assets of Fintube acquired (Fintube
                   long-term debt and revolving credit facility
                   not acquired)                                                      41,026,650
                                                                                     -----------

                    Excess of purchase price over historical
                        amounts to be allocated                                      $44,237,439
                                                                                     ===========

     Allocation of excess of purchase price based on preliminary estimated values:

         Property, plant, and equipment                                              $(3,440,976)
         Goodwill and other intangibles                                               48,869,082
         Other assets                                                                 (1,190,667)
                                                                                     -----------

                                                                                     $44,237,439
                                                                                     ===========

(b) The adjustment to stockholders equity consists of:

         Issuance of LST common stock                                                $20,000,000
         Less- Elimination of Fintube stockholders' equity
              at September 30, 1999                                                  (23,280,538)
                                                                                     ------------

                                                                                     $(3,280,538)
                                                                                     ===========
(c) This adjustment reflects the elimination of historical Fintube other assets which were determined to have no fair market value and recognition of the deferred financing costs associated with the financing described in (d), below.

         Historical Fintube other assets                                             $(1,190,667)
         Deferred financing costs                                                        550,000
                                                                                     -----------

                    Total adjustment                                                 $  (640,667)
                                                                                     ===========

(d) Reflects bank financing of $39,000,000 under the terms of a six year term loan agreement and $26,814,089 of proceeds from revolving credit facilities used to finance the acquisition, less the Fintube long-term debt and revolving credit facility not assumed.


                                          Current             Noncurrent         Revolving
                                         Long-Term            Long-Term           Credit
                                            Debt                Debt             Facility
                                         ----------          -----------       -----------
      Transaction financing              $6,000,000          $33,000,000       $26,814,089
      Less- Fintube debt not assumed          -              (15,175,907)       (2,570,205)
                                         ----------          -----------       -----------

                                         $6,000,000          $17,824,093       $24,243,884
                                         ==========          ===========       ===========

                          LONE STAR TECHNOLOGIES, INC.


                      UNAUDITED PRO FORMA INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                              (a)                  (b)                                 Lone Star
                                                            Lone Star                               Pro Forma         Technologies
                                                          Technologies           Fintube           Adjustments          Pro Forma
                                                          -------------       -------------       -------------       -------------
NET SALES/REVENUES                                        $ 240,400,000       $  60,738,399       $        -          $ 301,138,399
COST OF SALES                                              (236,200,000)        (40,998,774)            368,676 (c)    (276,830,098)
                                                          -------------       -------------       -------------       -------------

              Gross profit                                    4,200,000          19,739,625             368,676          24,308,301

SELLING, GENERAL, AND ADMINISTRATIVE
    EXPENSES                                                (11,300,000)         (8,880,290)         (1,398,227)(d)     (20,578,517)
                                                                                                      1,000,000 (e)
                                                          -------------       -------------       -------------       -------------
              Operating income (loss)                        (7,100,000)         10,859,335             (29,551)          3,729,784

INTEREST INCOME                                               1,300,000                -                   -              1,300,000
INTEREST EXPENSE                                             (3,300,000)           (917,676)         (3,453,327)(f)      (7,671,003)
OTHER INCOME (EXPENSE)                                         (300,000)          1,767,649                -              1,467,649
                                                          -------------       -------------       -------------       -------------

              Income (loss) before income taxes              (9,400,000)         11,709,308          (3,482,878)         (1,173,570)

INCOME TAX BENEFIT (EXPENSE)                                       -                   -                   -                   -
                                                          -------------       -------------       -------------       -------------

NET INCOME (LOSS)                                         $  (9,400,000)      $  11,709,308       $  (3,482,878)      $  (1,173,570)
                                                          =============       =============       =============       =============

NET LOSS PER SHARE
    Basic                                                 $        (.42)              -                    -          $        (.05)
    Diluted                                               $        (.41)              -                    -          $        (.05)

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                     22,586,000              -                 770,000          23,356,000
    Diluted                                                   22,960,000              -                 770,000          23,730,000

    The accompanying notes are an integral part of this unaudited pro forma financial statement.

                          LONE STAR TECHNOLOGIES, INC.


                      UNAUDITED PRO FORMA INCOME STATEMENT

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998



                                                              (a)                  (b)                                  Lone Star
                                                           Lone Star                                Pro Forma          Technologies
                                                          Technologies           Fintube           Adjustments          Pro Forma
                                                          -------------       -------------       -------------       -------------
NET SALES/REVENUES                                        $ 432,400,000       $  61,215,649       $        -          $ 493,615,649
COST OF SALES                                              (428,000,000)        (45,621,021)            491,568 (c)    (473,129,453)
                                                          -------------       -------------       -------------       -------------

              Gross profit                                    4,400,000          15,594,628             491,568          20,486,196

SELLING, GENERAL, AND ADMINISTRATIVE
    EXPENSES                                                (20,000,000)         (9,800,521)         (1,864,303)(d)     (31,664,824)
SPECIAL CHARGES                                             (14,500,000)               -                   -            (14,500,000)
                                                          -------------       -------------       -------------       -------------

              Operating income (loss)                       (30,100,000)          5,794,107          (1,372,735)        (25,678,628)

INTEREST INCOME                                               2,000,000                -                   -              2,000,000
INTEREST EXPENSE                                             (4,000,000)         (1,474,601)         (4,353,403)(f)      (9,828,004)
OTHER INCOME (EXPENSE)                                         (200,000)          2,579,135                -              2,379,135
                                                          -------------       -------------       -------------       -------------

              Income (loss) before income taxes             (32,300,000)          6,898,641          (5,726,138)        (31,127,497)

INCOME TAX EXPENSE                                                 -               (115,267)               -               (115,267)

EXTRAORDINARY ITEMS                                           7,400,000                -                   -              7,400,000
                                                          -------------       -------------       -------------       -------------

NET INCOME (LOSS)                                         $ (24,900,000)      $   6,783,374       $  (5,726,138)      $ (23,842,764)
                                                          =============       =============       =============       =============

NET LOSS PER SHARE
    Basic                                                 $       (1.10)              -                    -          $       (1.02)
    Diluted                                               $       (1.10)              -                    -          $       (1.02)

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                    22,550,000               -                 770,000          23,320,000
    Diluted                                                  22,550,000               -                 770,000          23,320,000

    The accompanying notes are an integral part of this unaudited pro forma financial statement.

                          LONE STAR TECHNOLOGIES, INC.


              NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



a) The historical balances for Lone Star are derived from the unaudited accounting records of Lone Star for the nine months ended September 30, 1999, and the audited financial statements of Lone Star for the twelve months ended December 31, 1998.

b) The historical balances for Fintube are derived from the unaudited accounting records of Fintube for the nine months ended September 30, 1999, and the audited financial statements of Fintube for the twelve months ended December 31, 1998.

c) Reflects the incremental change in depreciation expense due to purchase accounting adjustments to the fair value of property, plant, and equipment consistent with the depreciation policies utilized by Lone Star.

(d) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

(e) Reflects the elimination of compensation expense from the Fintube Management Equity Participation Plan, obligations of which Lone Star did not acquire.

(f) Reflects interest expense (at an assumed rate of 8.64%) associated with the borrowings under the revolving credit agreement and term loan, and amortization of deferred financing cost in connection with the Acquisition.


                                                                    NINE MONTHS
                                                                       ENDED       YEAR ENDED
                                                                    SEPTEMBER 30,  DECEMBER 31,
                                                                        1999          1998
                                                                    -----------    -----------
Interest expense related to new borrowings                          $ 4,371,003    $ 5,828,004
Less - Historical interest expense of Fintube (debt not                (917,676)    (1,474,601)
assumed)                                                            -----------    -----------

Pro Forma Adjustment                                                $ 3,453,327    $ 4,353,403
                                                                    ===========    ===========

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Date: February 3, 2000              LONE STAR TECHNOLOGIES, INC.


                                         By:/s/ Charles J. Keszler
                                            ------------------------------------
                                            Charles J. Keszler
                                            Vice President-Finance and Treasurer


                                        3